Exhibit 10.42


                         $1,250,000 FINANCING AGREEMENT

This Financing Agreement ("Agreement") is made this 8th day of May, 2007 by and between The Black Diamond Fund, LLLP, a Minnesota limited partnership ("BD"), and Fittipaldi Logistics, Inc., a Nevada Corporation ("FPLD").

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Loan.

         1.1. On the Closing Date (as defined herein), BD shall wire transfer $250,000.00 to FPLD, in accordance with the terms of the May 8, 2007 Promissory Note ("Note") to be executed simultaneously with this document.

         1.2. On the Closing Date (as defined herein), BD shall wire transfer $1,000,000.00 to the Escrow Agent (as defined herein), in accordance with the terms of the Note to be executed simultaneously with this document.

2. Escrow.

         2.1. Fred R. Harbecke ("Escrow Agent") shall serve as escrow agent. All reasonable fees associated with the Escrow Agent shall be the responsibility of FPLD.

         2.2. The $1,000,000 ("Escrowed Money") described in Paragraph 1.2 above shall be held in escrow by the Escrow Agent in an interest-bearing account, which interest shall be paid to BD, until the Escrow Agent receives a Joint Order pursuant to Paragraph 2.3 below, signed by both parties, releasing the Escrowed Money to FPLD. If no such order is submitted to the Escrow Agent within six months of the Closing Date, the Escrowed Money shall be returned to BD by the Escrow Agent. In the event that the Escrowed Money is returned to BD, the interest accrued on the Escrowed Money under the note shall still be due and payable by FPLD from the date the money is placed into escrow until the date the money is returned to BD. A copy of the escrow instructions is attached hereto as Exhibit A.

         2.3. The parties agree to execute a Joint Order releasing the Escrowed Money to FPLD upon the completion of all of the following:

                  2.3.1. Receipt by Escrow Agent of Series I Preferred Stock certificates representing 100,000 shares of Series I Preferred Stock from FPLD made out to "The Black Diamond Fund, LLLP" (the "Escrowed Shares"). The certificates shall be made out in the amounts as follows: one certificate for 50,000 shares, and ten certificates, each for 5,000 shares.

                  2.3.2. Agreement to attachment of lien by BD as soon as possible after the Cornell Buyout (as defined herein) on all available assets of FPLD, including FPLD's ownership interest in Fittipaldi Carriers, Inc., but excluding assets owned directly by Fittipaldi Carriers, Inc. and its subsidiaries. The lien shall also include any assets owned by FPLD after April 15, 2007, and subsequently transferred to Fittipaldi Carriers, Inc. The lien document to be executed is attached hereto as Exhibit B.

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                  2.3.3. Signed Agreement with Cornell Capital ("Cornell
Buyout"), stipulating the terms under which it will release FPLD's entire debt to Cornell Capital.

                  2.3.4. Signed commitments of monetary funds expressly set aside to be used for the Cornell Buyout, which funds are equal to or greater than the Cornell Buyout less the Escrowed Money. For the purpose of example, if the amount due by Fittipaldi in the Cornell Buyout is $1,900,000, the signed commitments must equal $900,000.

         2.4. Upon BD's receipt of the Free-Trading Shares (as defined in Paragraph 4.1 below), the parties shall execute a Joint Order releasing 1/2 of the Escrowed Shares to FPLD.

         2.5. Upon repayment of the Note in full, including any accrued interest or fees, the parties shall execute a Joint Order releasing the remaining Escrowed Shares to FPLD.

         2.6. If any of the Escrowed Shares or Escrowed Money remains in escrow nine months and 16 days after Closing, the Escrow Agent shall transfer the Escrowed Money and 5,000 of the Escrowed Shares to BD. If additional escrowed shares remain in the Escrow Account without receiving a Joint Order.

         2.7. If all of the Escrowed Money is returned to BD by the Escrow Agent, the Escrow Agent shall transfer all Escrowed Shares, less 20,000 shares, to FPLD.

3. Closing

         3.1. Closing shall take place at 2:00pm on Tuesday May 8, 2007 at the office of Philly Financial, 3346 Commercial Ave., Northbrook, IL 60062.

         3.2. At closing, FPLD shall provide the following to BD:

                  3.2.1. An executed Board Resolution from FPLD's board of directors authorizing the issuance to BD of 100,000 shares of its Series I Preferred Stock with each share convertible into 500 shares of common stock, collectively convertible into a total of fifty million (50,000,000) shares of FPLD common stock.

                  3.2.2. A copy of the letter sent to the Nevada Secretary of State submitting the Certificate of Designation for the Series I Preferred Stock.

                  3.2.3. A facsimile of the signed and sealed Note with the original Note sent by FedEx for delivering on May 9, 2007.

                  3.2.4. An executory copy of Form UCC1, granting a Security Interest to BD.

4. Cornell Payoff and Free-trading Shares

         4.1. Within 7 days of the date upon which the Escrowed Money is released to FPLD, FPLD will transmit Sixteen Million (16,000,000) free-trading shares of FPLD common stock ("Free-Trading Shares") to BD.

         4.2. BD agrees not to sell more than 1,000,000 of the Free-Trading Shares for each 30 day period after receipt of the FPLD common stock, any number

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of shares less than 1,000,000 sold during any one-month period shall roll-over to the next one-month period. In no event, however, shall BD sell more than 4,000,000 of the Free-Trading Shares during any one month period, without the prior written consent of FPLD.

         4.3. Numbers of shares listed in this Section 4 are based on FPLD's current share structure. If FPLD performs a forward split of its common stock, the number of shares described in this Section 4 shall increase in the same ratio as the forward split.

5. Miscellaneous

         5.1. Assignment. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which it may withhold in its absolute discretion.

         5.2. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

         5.3. Jurisdiction and Venue. This Agreement shall be deemed to have been accepted and delivered in the State of Illinois, and this Agreement shall be governed in all respects by the laws of the State of Illinois. The parties irrevocably and unconditionally consent to personal jurisdiction and venue of any state or federal court sitting in, or with jurisdiction over actions arising in, Cook County, Illinois, for purposes of any dispute arising out of or related to this Agreement, and any objections to such jurisdiction and venue are hereby expressly WAIVED by the parties.

         5.4. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         5.5. Notice. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to BD (prior to June 1, 2007):              If to FPLD:
3346 Commercial Ave.                           902 Clint Moore Road, Suite 204
Northbrook, IL 60062                           Boca Raton, FL 33487
Attn: Brandon Goulding                         Attn: David S. Brooks

If to BD (on or after June 1, 2007):
155 Revere Dr., Ste. 10
Northbrook, IL 60062
Attn: Brandon Goulding

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this paragraph.

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first written above.


THE BLACK DIAMOND FUND, LLLP                FITTIPALDI LOGISTICS, INC.


By: /s/ Brandson S. Goulding                By: /s/ David S. Brooks
    ------------------------                    -------------------
Brandon S. Goulding, on behalf of           David S. Brooks, its Chief
Philly Financial, its Investment Advisor    Executive Officer

















































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